SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Information Statement           [_] Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by Rule
                                                    14c-5(d)(2))
[X] Definitive Information Statement

                               COMDIAL CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    COMDIAL CORPORATION 106 Cattlemen Road
                            Sarasota, Florida 34232

To Our Stockholders:

     The purpose of this letter is to inform you that we have obtained the written consent of the majority of our stockholders to enter into a private placement bridge financing transaction whereby we have received certain investment proceeds in exchange for certain securities of the Company, and to enter into an amendment to certain senior subordinated secured convertible promissory notes which will extend the maturity of such notes and will enable the holders to convert the notes into our common stock.

     The holders of a majority of our outstanding common stock, owning approximately 66% of the outstanding shares of our voting common stock, executed a written consent in favor of the foregoing transaction on February 26, 2004. This consent will satisfy the stockholder approval requirement for the bridge financing and note amendment and allows us to take the proposed action on or after April 22, 2004.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the majority stockholders satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law, our Fourth Amended and Restated Certificate of Incorporation and our By-Laws, we are not asking for a proxy and you are requested not to send one.

     The accompanying Information Statement is for information purposes only and explains the proposed corporate action. Please read the accompanying Information Statement carefully.


                                        Order of the Board of Directors
                                        /s/ Ralph R. Dyer, Secretary
                                        Ralph R. Dyer, Secretary

March 23, 2004

                               COMDIAL CORPORATION
                               106 Cattlemen Road
                             Sarasota, Florida 34232

                             ---------------------

                              INFORMATION STATEMENT
                                 March 23, 2004
                              ---------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND

                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about April 2, 2004 to the stockholders of record of Comdial Corporation ("Comdial") at the close of business on March 3, 2004 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

     This Information Statement is being provided to inform you of the adoption of resolutions (the "Stockholder Resolutions") by written consent of the holders of a majority (the "Majority Stockholders") of the outstanding shares of our voting common stock, par value $.01 per share ("Common Stock"). The resolutions adopted by the Majority Stockholders approve of the private placement bridge financing transaction (the "Bridge Financing") that was initially entered into by the Company on February 17, 2004 and that was subsequently amended to expand the offering based on greater than expected interest on the part of investors. Further, the Majority Stockholders also approved agreements (the "Senior Notes Amendment") entered into between the Company and the holders of certain senior subordinated secured convertible promissory notes issued in connection with a private placement that occurred in 2002 (the "Senior Notes"), which agreements extend the maturity date of the Senior Notes and enable the conversion of the Senior Notes at the option of the holders into Common Stock at a price that may be less than the then-current market value of the stock. Stockholder approval was required because the expansion of the bridge financing transaction and the amendment to the Senior Notes would each result in the issuance of securities convertible into Common Stock in excess of 20% of the total outstanding Common Stock of the Company at a price that may be less than the greater of book or market value of the Common Stock. The Nasdaq Marketplace Rules require the approval of a majority of the holders of the issued and outstanding common stock prior to the sale or issuance of securities convertible into common stock equal to 20% or more of a company's then-outstanding shares at a price less than the greater of book or market value. Although the Company is not currently listed on the Nasdaq National Market or the Nasdaq SmallCap Market exchanges (and is therefore not subject to Nasdaq's listing requirements), the Company agreed to comply with the Nasdaq Marketplace Rules in the Bridge Financing and the Senior Notes Amendment.

     The board of directors of the Company (the "Board of Directors" or the "Board") previously authorized the Company to enter into a private placement bridge financing transaction including investments of up to $4 million and an over-allotment of $2 million. The Board also approved the subsequent expansion of the transaction as described above. Pursuant to such approval, the Company has obtained a total of $9 million in investment proceeds in exchange for 8% subordinated convertible promissory notes (the "Bridge Notes") and warrants to acquire up to 1.8 million shares of Common Stock (the "Bridge Warrants"). The Bridge Notes and the Bridge Warrants, collectively, could result in the issuance of up to 4,462,722 shares of Common Stock. Pursuant to the amendment to the Senior Notes, the Senior Notes could be converted into a maximum of 3,939,882 shares. None of the foregoing securities may be converted into Common Stock in accordance with the Stockholder Resolutions until the date that is at least 20 days after the date this Information Statement is first mailed to stockholders of record, in accordance with Regulation 14C of the Securities Exchange Act of 1934.

     As of the close of business on the Record Date, we had an aggregate of 8,974,338 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. Each outstanding share of Common Stock is entitled to one vote per share. The affirmative consent of the holders of a majority of the issued and outstanding shares of our Common Stock was necessary to approve the Stockholder Resolutions in the absence of a meeting of stockholders. The Majority Stockholders own approximately 66% of the outstanding shares of our Common Stock. The requisite stockholder approvals of the Stockholder Resolutions was obtained on February 26, 2004 by the execution of the Majority Stockholders' written consents in favor thereof.

        STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 3, 2004
            SHALL BE ENTITLED TO RECEIVE THIS INFORMATION STATEMENT.

                                        BY ORDER OF THE BOARD OF DIRECTORS,
                                        /s/ Ralph R. Dyer, Secretary
                                        Ralph R. Dyer, Secretary

This Information Statement is first being mailed on or about April 2, 2004. This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Section 228 of the Delaware General Corporation Law. The expenses of mailing this Information Statement will be borne by Comdial, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

                               TABLE OF CONTENTS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .........

RESOLUTION NO. 1: THE BRIDGE FINANCING TRANSACTION .....................     1
The Bridge Financing Transaction .......................................     1
Description of the Bridge Notes ........................................     1
Description of the Bridge Warrants .....................................     2
Vote Required ..........................................................

RESOLUTION NO. 2: AMENDMENT TO THE SENIOR NOTES ........................     2
Senior Notes Amendment .................................................     2
Vote Required ..........................................................     2

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON ................     5
Description of Common Stock ............................................     6
Voting Rights ..........................................................     6

EXHIBIT A: FORM OF 8% SUBORDINATED CONVERTIBLE PROMISSORY NOTE .........    A-1

EXHIBIT B: FORM OF BRIDGE WARRANT ......................................    B-1

EXHIBIT C: FORM OF AMENDMENT TO THE SENIOR NOTES .......................    C-1

     This Information Statement is being provided to you solely for your information. The Majority Stockholders have already consented to the Bridge Financing transaction and the Senior Notes Amendment.

                                RESOLUTION NO. 1

                       THE BRIDGE FINANCING TRANSACTION

     Effective April 22, 2004, holders of the Bridge Notes will, in accordance with the approval of the Majority Stockholders as described herein, be permitted, subject to certain conditions described in more detail below, to convert the Bridge Notes into shares of Common Stock at a conversion price of $3.38 per share, which was less than the market value of the Common Stock as of the date of the Bridge Financing.

The Bridge Financing Transaction

     On December 11, 2003, the Board of Directors appointed a Finance Committee comprised solely of the independent directors of the Company (the "Committee") and authorized the Committee to advise the Company in its efforts to raise capital funding and to assist the Company in the evaluation of alternative sources of such funding and in the negotiation of terms. Pursuant to such authorization, the Committee authorized the Company to enter into a term sheet for a bridge financing private placement financing (the "Bridge Financing") that was advanced by Commonwealth Associates, L.P. ("Commonwealth"). Commonwealth agreed to serve as placement agent for the Bridge Financing in exchange for the payment of a fee equal to 7.5% of the gross proceeds of the transaction and certain other consideration. The Company has retained the services of Commonwealth in past funding efforts, including its previously disclosed private placement that took place in 2002.

     The term sheet provided by Commonwealth called for a private placement of up to $4 million in units of $100,000. Each unit would entitle the investor to a Bridge Note (in the form attached hereto as Exhibit A) in an amount equal to the face amount of their investment, and a Bridge Warrant (in the form attached hereto as Exhibit B) for the purchase of up to 20,000 shares of Common Stock per unit at a price equal to the average closing price of the stock on the OTC Bulletin Board (the "OTC-BB"). Commonwealth and the Company engaged in efforts to attract investor interest, and discovered that interest exceeded their initial expectations. Thereupon, the Company and Commonwealth decided to expand the offering to a maximum of $10 million.

     However, if the Company were to accept investment proceeds in excess of approximately $4.4 million, the total Bridge Notes issued in connection therewith would provide for the potential issuance of Common Stock in excess of twenty percent (20%) of the total issued and outstanding Common Stock of the Company at a price that is less than the market value of the stock as of the date of such Bridge Notes. The Nasdaq Marketplace Rules which govern the listing of companies on the Nasdaq National Market and the Nasdaq SmallCap Market provide that a company must obtain stockholder approval prior to entering into any transaction that would result in the issuance of securities convertible into common stock equal to or exceeding 20% of that company's total issued and outstanding common stock, if the conversion price is less than the greater of book or market value of the common stock.

     The Company currently trades on the OTC-BB and is therefore not presently subject to the Marketplace Rules, having been delisted from the Nasdaq SmallCap Market in August 2002. Nevertheless, the Company has determined that it is in its best interests to comply with Nasdaq's governance rules. The Nasdaq Marketplace Rules state that a company that does not comply with its rules even when not subject to those rules may be prevented from listing in the future. Therefore, the Company has obtained the approval of the Majority Stockholders for this transaction and has filed this Information Statement in accordance with Regulation 14C of the Securities and Exchange Act of 1934 (the "Exchange Act"). Pursuant to Regulation 14C, stockholder approval will occur, and the Company will thus be permitted to take the action described herein, on the date that is 20 days after the Definitive Information Statement has been first mailed to stockholders of record ("Effective Stockholder Approval").

Description of the Bridge Notes

     The Bridge Notes are subject to the payment of quarterly interest at the rate of 8% per annum and are subordinate to the Senior Notes and to any senior credit facility or other secured obligations the Company enters into with a bank, insurance company, finance company or other institutional lender.

     The Bridge Notes are convertible as follows: (a) the Company shall, without the need for further action, convert the outstanding principal amount and any accrued but unpaid interest into the same type of securities as issued by the Company in connection with: (i) any private placement that is managed by Commonwealth and which raises at least $4,000,000 of gross proceeds and is closed no later than May 14, 2004 or (ii) the conversion of at least 50% of the Senior Notes (as defined herein) at $3.38 per share by May 14, 2004 (each a "Subsequent Financing"); or; (b) if no Subsequent Financing occurs on or before May 14, 2004, the holders of the Bridge Notes will have the right to convert the Bridge Notes into Common Stock at the conversion price of $2.50 per share at any time prior to the maturity of the notes, in whole or in part; and (c) the Company may convert the Bridge Notes into Common Stock at $2.50 per share if (i) the average closing price of the Common Stock equals or exceeds $5.00 per share for 20 consecutive trading days, (ii) the average daily trading volume during such 20 days is at least 50,000 shares, (iii) the Common Stock is then trading on a national stock exchange such as the Nasdaq National Market or the Nasdaq SmallCap Market, (iv) the shares into which the Bridge Notes would be converted is registered with the SEC or is exempt from registration pursuant to SEC Rule 144(k), and (v) the shares are not subject to any contractual restrictions on trading, such as a lock-up agreement with an underwriter.

     Notwithstanding the foregoing, the convertibility of the Bridge Notes in all such instances may not result in the issuance of Common Stock in excess of 19.9% of the outstanding Common Stock of the Company as of the closing of the Bridge Financing until the Effective Stockholder Approval occurs.

Description of the Bridge Warrants

     The Bridge Warrants are exercisable by the holder for three years at an exercise price of $3.38 per share, either by paying such amount in cash to the Company or on a cashless exchange basis. The Company can redeem the Bridge Warrants by paying the holder $0.01 per share upon five business days notice, if: (a) the closing price of the Common Stock is at least $6.76 for twenty (20) consecutive trading days; (b) the Common Stock is trading on the Nasdaq Small Cap, Nasdaq National Market or another national securities exchange; (c) the average daily trading volume during such 20 day period equals or exceeds 50,000 shares; and (d) the shares issuable upon exercise of the warrants are covered under an effective registration statement or are otherwise exempt from registration.

Vote Required

     Approval of this proposal requires the affirmative vote of a majority of our outstanding Common Stock. The Majority Stockholders, representing approximately 66% of the Company's outstanding Common Stock, have given their consent.

                                RESOLUTION NO. 2

                         AMENDMENT TO THE SENIOR NOTES

Senior Notes Amendment

     In connection with the Bridge Financing, the Company has entered into the Senior Notes Amendment (in the form attached hereto as Exhibit C) with certain noteholders, including ComVest, Shea Ventures, LLC and Robert Priddy, representing more than 50% of the outstanding principal amount of the Senior Notes. In accordance with the terms of the Senior Notes, the Senior Notes Amendment, having been approved by the holders of a majority of the outstanding principal amount, is effective with respect to all of the outstanding Senior Notes. The Senior Notes Amendment extends the maturity of the Senior Notes by one year to September 27, 2006, and gives the holders of the Senior Notes a conversion option. Such conversion shall be at a conversion price of $3.38 for a period commencing upon the Effective Stockholder Approval and ending on the later of (i) March 31, 2004, or (ii) five business days after the Effective Stockholder Approval. The Senior Notes Amendment also grants certain registration rights to the holders of the Senior Notes.

Vote Required

     Approval of this proposal requires the affirmative vote of a majority of our outstanding Common Stock. The Majority Stockholders, representing approximately 66% of the Company's outstanding Common Stock, have given their consent.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date:

o each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding Common Stock;

o each of our directors and certain Named Executive Officers (includes our current and former chief executive officers and three other current officers and one former officer);

o    all of our directors and Named Executive Officers as a group; and

o the number of shares of Common Stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

     As used in the table below and elsewhere in this Information Statement, the term "beneficial ownership" with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Applicable percentage ownership is based on 8,974,338 shares of Common Stock outstanding as of the Record Date. To the extent that any shares are issued upon exercise of stock options, warrants or other rights to acquire our securities that are presently outstanding or granted in the future or reserved for future issuance under the Amended Plan, there will be further dilution to new public investors.

     Except as otherwise noted below, the address of each of the persons in the table is c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, as of the Record Date, as to the beneficial ownership of the Common Stock by (i) each stockholder known by us to own beneficially five percent or more of the outstanding shares; (ii) each of our directors; (iii) each Named Executive Officer of the Company; and
(iv) all of our Named Executive Officers and directors as a group, together with their percentage ownership and voting power.

                                                               Amount and Nature              Percent of
Name and Address of Beneficial Owner                      of Beneficial Ownership (1)         Class (1)
------------------------------------                     -----------------------------       -----------
ComVest Venture Partners, L.P. (2) ..................           3,275,755 (3)                     35.7%
Robert Priddy .......................................           1,272,123 (4)                    13.68%
Shea Ventures, LLC ..................................           1,622,954 (5)                    17.45%
Edmund Shea .........................................           1,628,250 (6)                     17.5%
Michael S. Falk (2) .................................           3,818,013 (7)                    40.68%
Keith Rosenbloom (8) ................................              44,844                            *
Travis L. Provow (8) ................................             145,587 (9)                     1.61%
S. Sanford Schlitt (8) ..............................               7,333 (10)                       *
Edwin M. Cooperman (8) ..............................               6,666 (11)                       *
Alan Kessman (8) ....................................              51,570 (12)                       *
Nickolas A. Branica (8) .............................           1,168,463 (13)                   12.29%
Ralph R. Dyer (8) ...................................              10,389 (11)                       *
Carla K. Luke (8) ...................................               9,889 (11)                       *
Kenneth M. Clinebell (8) ............................              26,666 (11)                       *
Neil P. Lichtman (8) ................................                 100 (14)                       *
All directors and named officers as a group .........           5,289,520                        52.36%

--------
*    Less than one percent

(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares. The table above sets forth beneficial ownership and percentages of beneficial ownership of Common Stock.

(2) The address for ComVest Venture Partners ("ComVest"), L.P., ComVest Management, LLC ("ComVest Management"), Commonwealth Associates, L.P. ("Commonwealth"), and Michael S. Falk is 830 Third Avenue, 4th Floor, New York, NY 10022.

(3) Includes 3,075,755 shares owned and 200,000 shares subject to warrants issued in connection with the purchase by ComVest of 10 units in the Bridge Financing that closed prior to the Record Date. ComVest also holds warrants to purchase a further 35,000 shares pursuant to a purchase of one and three-fourths units in the Bridge Financing that closed after the Record Date. ComVest is a Delaware limited partnership whose principal business is investing in securities.

(4) Includes: (a) 944,667 shares owned, (b) 200,000 shares subject to warrants issued in connection with Mr. Priddy's purchase of 10 units in the Bridge Financing, and (c) 127,446 shares subject to warrants that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share. Mr. Priddy has a business address of 3435 Kingsboro Road, Apt. 1601, Atlanta, GA 30826.

(5) Includes: (a) 1,295,508 shares owned, (b) 100,000 shares subject to warrants issued in connection with the purchase by Shea Ventures, LLC of five units in the Bridge Financing that closed prior to the Record Date, and (c) 227,446 shares subject to warrants that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share. Additionally, Shea Ventures, LLC also holds warrants to purchase a further 100,000 shares pursuant to a purchase of five units in the Bridge Financing that closed after the Record Date. Shea Ventures, LLC has a business address of 655 Brea Canyon Road, Walnut, CA 91789.

(6) Includes all shares beneficially owned by Shea Ventures, LLC, plus 5,296 shares held by Mr. Shea. Mr. Shea is manager of Shea Ventures, LLC.

(7) Mr. Falk is a manager of ComVest Management and is Chairman and principal stockholder of Commonwealth Associates Management Company, Inc. ("CAMC"), which is general partner of Commonwealth. In his capacity as Chairman and controlling equity owner of CAMC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to the shares beneficially owned by CAMC, ComVest and Commonwealth and may therefore be deemed to be beneficial owner of such securities. In addition, Mr. Falk is the majority member of Commonwealth Associates Group Holdings, LLC ("Commonwealth Holdings"), and may therefore be deemed to be beneficial owner of securities beneficially owned by Commonwealth Holdings. Accordingly, Mr. Falk may be deemed to be beneficial owner of the following: (a) 246,720 shares owned, (b) 3,275,755 shares beneficially owned by ComVest, (c) 84,421 shares beneficially owned by Commonwealth Holdings, and (d) 211,117 shares subject to warrants held by Commonwealth that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share. Mr. Falk is also the beneficial owner of 35,000 shares subject to warrants that were issued to ComVest pursuant to its purchase of one and three-fourths units in the Bridge Financing that closed after the Record Date, as disclosed in note (3) above.

(8)  c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

(9) Includes 62,253 shares owned and 83,334 shares subject to stock options that are exercisable within sixty (60) days of the Record Date.

(10) Represents shares subject to stock options that are exercisable within sixty (60) days of the Record Date. Mr. Schlitt also holds warrants to purchase a further 5,000 shares pursuant to a purchase of one-quarter unit in the Bridge Financing that closed after the Record Date.

(11) Represents shares subject to stock options that are exercisable within sixty (60) days of the Record Date.

(12) Mr. Kessman serves as managing partner of PS Capital LLC and is therefore the beneficial owner of all shares beneficially owned by PS Capital LLC.
     Includes: (a) 12,800 shares owned by PS Capital LLC, (b) 3,334 shares subject to warrants held by PS Capital LLC that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share, and (c) 35,436 shares subject to stock options that are exercisable within sixty (60) days of the Record Date. Additionally, PS Capital LLC also holds warrants to purchase a further 50,000 shares pursuant to a purchase of two and one-half units in the Bridge Financing that closed after the Record Date.

(13) Mr. Branica served as president, chief executive officer and director of the Company until January 5, 2004 and as chief executive officer and director until March 5, 2004, when he resigned. Includes: (a) 635,384 shares owned, (b) 504,189 shares subject to stock options that are exercisable within sixty (60) days of the Record Date, and (c) 28,890 shares subject to warrants that become exercisable on March 27, 2004 and remain exercisable until September 27, 2004 at an exercise price of $0.15 per share.

(14) Mr. Lichtman became president of the Company on January 5, 2004 and was named chief executive officer and director on March 5, 2004. In addition to 100 shares owned, Mr. Lichtman holds warrants to purchase 50,000 shares pursuant to a purchase of two and one-half units in the Bridge Financing that closed after the Record Date.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     ComVest Venture Partners, LP ("ComVest") beneficially owns approximately 35.7% of our Common Stock and is the holder of a Senior Note in the amount of $3,166,750. ComVest entered into the Senior Notes Amendment described in Resolution No. 2. As one of the Majority Stockholders, ComVest voted its shares in favor of the Bridge Financing and the Senior Notes Amendments. ComVest may convert its Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, ComVest would obtain an additional 936,909 shares of our Common Stock. Additionally, ComVest purchased 11.75 units in the Bridge Financing and was issued Bridge Warrants for up to 235,000 shares of Common Stock and a Bridge Notes in the aggregate face amount of $1,175,000. Michael S. Falk, Comdial's chairman, is a manager of ComVest and is chairman and chief executive officer of Commonwealth, Comdial's placement agent in the Bridge Financing. Mr. Falk beneficially owns all stock beneficially owned by ComVest. Commonwealth is an affiliate of ComVest. Keith
M. Rosenbloom, a director of Comdial, is also a manager of Commonwealth. As placement agent, Commonwealth is interested in the Company's compliance with the terms of the Bridge Financing.

     Shea Ventures, LLC beneficially owns 17.45% of our Common Stock and is the holder of a Senior Note in the amount of $3,411,683. Shea Ventures LLC entered into the entered into the Senior Notes Amendment described in Resolution No. 2. As one of the Majority Stockholders, Shea Ventures, LLC voted its shares in favor of the Bridge Financing and the Senior Notes Amendment. Shea Ventures, LLC may convert its Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, Shea Ventures, LLC would obtain an additional 1,009,374 shares of our Common Stock. Additionally, Shea Ventures, LLC purchased 10 units in the Bridge Financing and was issued Bridge Warrants for up to 200,000 shares of Common Stock and a Bridge Note in the face amount of $1 million.

     Robert Priddy beneficially owns 13.68% of our Common Stock and is the holder of a Senior Note in the amount of $1,911,683. Mr. Priddy entered into the Senior Notes Amendment described in Resolution No. 2. As one of the Majority Stockholders, Mr. Priddy voted his shares in favor of the Bridge Financing and the Senior Notes Amendment. Mr. Priddy may convert his Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, Mr. Priddy would obtain an additional 565,587 shares of our Common Stock. Additionally, Mr. Priddy purchased 10 units in the Bridge Financing and was issued Bridge Warrants for up to 200,000 shares of Common Stock and a Bridge Note in the face amount of $1 million.

     Nickolas A. Branica served as the Company's chief executive officer and as a director until his resignation on March 5, 2004. Mr. Branica beneficially owns 12.29% of our Common Stock and is the holder of a Senior Note in the amount of $433,350. As one of the Majority Stockholders, Mr. Branica voted his shares in favor of the Bridge Financing and the Senior Notes Amendment. Mr. Branica may convert his Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, Mr. Branica would obtain an additional 128,210 shares of our Common Stock.

     Neil P. Lichtman is the president, chief executive officer and a director of the Company. Mr. Lichtman purchased two and one-half units in the Bridge Financing and was issued Bridge Warrants for up to 50,000 shares of Common Stock and a Bridge Note in the face amount of $250,000.

     Alan Kessman is a director of the Company and serves as chairman of the Audit Committee and as non-executive chairman of the Company's Executive Committee. Mr. Kessman beneficially owns less than 1% of our Common Stock. Mr. Kessman is managing partner of PS Capital LLC. PS Capital LLC is the holder of a Senior Note in the amount of $50,000. PS Capital LLC may convert its Senior Note pursuant to the terms of the Senior Notes Amendments upon Effective Stockholder Approval. Upon such conversion, PS Capital LLC would obtain an additional 14,793 shares of our Common Stock. PS Capital LLC purchased two and one-half units in the Bridge Financing and was issued Bridge Warrants for up to 50,000 shares of Common Stock and a Bridge Note in the face amount of $250,000.

     S. Sanford Schlitt is a director of the Company. Mr. Schlitt beneficially owns less than 1% of our Common Stock. Mr. Schlitt purchased one-quarter unit in the Bridge Financing and was issued Bridge Warrants for up to 5,000 shares of Common Stock and a Bridge Note in the face amount of $25,000.

Description of Common Stock

     All outstanding shares of Common Stock are fully paid and non-assessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board and is entitled to participate equally in any distribution of net assets made to the stockholders upon liquidation of the Company. There are no redemption, sinking fund, conversion or preemptive rights with respect to the Common Stock.

Voting Rights

     All shares of Common Stock have equal rights and preferences. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders.


                                        By Order of the Board of Directors
                                        /s/ Ralph Dyer, Secretary
                                        Ralph Dyer, Secretary

March 23, 2004

                                    EXHIBIT A

               FORM OF 8% SUBORDINATED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY
NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 2 HEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE TERMS OF SUCH SECTION 2, THE TERMS OF SECTION 2 SHALL GOVERN.

                  ------------------------------------------

                              COMDIAL CORPORATION

No.                           $
February __, 2004

                      Subordinated Convertible Bridge Note

     Comdial Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of _______________ (the "Payee") at the offices of the Company on the earlier of (the "Maturity Date"): (i) the later of September 27, 2005, or the maturity date of the Senior Notes (as defined herein); (ii) a merger or combination of the Company in which the shareholders of the Company prior to the transaction own less than a majority of the outstanding shares of the surviving or combined entity after such transaction; or (iii) the sale of all or substantially all of the assets of the Company to one or more third parties, the principal sum of _____________ ($______) or such lesser principal amount as shall at such time be outstanding hereunder (the "Principal Amount"). Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

     Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 commencing March 31, 2004 (each, an "Interest Payment Date") or earlier upon conversion of this Note pursuant to the provisions of Sections 6A or 6B hereof. All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

     The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Payee, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection or this Note.

     This Note is issued in connection with a private placement (the "Bridge Financing") whereby Commonwealth Associates, L.P. ("Commonwealth") acted as Placement Agent, of identical notes (together with this Note, the "Notes") pursuant to a subscription agreement (the "Subscription Agreement") between the Company and the Payee, copies of which are available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to those terms, conditions, covenants and agreements contained in the Subscription Agreement that are expressly applicable to the Notes. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal hereof and interest hereon as provided herein.

   1. Conversion of Note.

      A.  Conversion.

          (i) The Company shall without the need for further action convert the outstanding Principal Amount and any accrued but unpaid interest, subject to
Section 1C, into the same type of securities as issued by the Company in connection with: (a) any private placement that is managed by Commonwealth and which raises at least $4,000,000 of gross proceeds and is closed no later than May 14, 2004 or (b) the conversion of at least 50% of the Senior Notes (as defined herein) at $3.38 per share by May 14, 2004 (each a "Subsequent Financing"); or

          (ii) In the event that the Company does not issue securities by May 14, 2004 in connection with a Subsequent Financing, the Payee shall have the right, at the Payee's sole discretion, from May 15, 2004 through the Maturity Date, to convert all or a portion of the outstanding Principal Amount and any accrued but unpaid interest, subject to Section 1C, into shares of Common Stock (the "Conversion Shares") at a conversion price per share equal to $2.50 per share (the "Conversion Price").

      B. Company's Option to Convert. The Company shall have the right, at its sole discretion, to convert the outstanding Principal Amount into Common Stock at the Conversion Price, subject to adjustment pursuant to Sections 1C and 1D, if: (i) the average closing price per share of the Company's Common Stock equals or exceeds $5.00 for twenty (20) consecutive trading days ending within five days of the notice to the Holder of conversion pursuant to this Section 1B; (ii) the average daily trading volume during such 20 day period equals or exceeds 50,000 shares; (iii) the Common Stock is then trading on the Nasdaq SmallCap Market, the Nasdaq National Market or a national securities exchange; (iv) either a registration statement covering the resale of the Conversion Shares has been declared effective by the Securities and Exchange Commission and remains effective or Rule 144(k) is available for resale of the Conversion Shares; and
(v) the Conversion Shares are not subject to any contractual restrictions on transferability with the Company, its underwriter or agent. Upon conversion of this Note pursuant to this Section 1B, all accrued and unpaid interest shall be due and payable in cash.

      C. Conversion Subject to Shareholder Approval. Prior to the date being twenty (20) calendar days after the filing of the Company's definitive information statement relating to shareholder approval of the Bridge Financing in accordance with Regulation 14c of the Exchange Act (the "Approval Effective Date"), the Principal Amount of this Note can only be converted, according to the following formula:

        Principal                                       4,440,000
                            multiplied by               --------- ,
        Amount                                               X

     where X equals the aggregate dollar amount raised in the Bridge Financing.

     Notwithstanding the foregoing, until the Approval Effective Date, the aggregate number of shares of common stock, issued and issuable to the Subscribers in connection with the conversion of the Notes issued in connection with the Bridge Financing, shall not exceed 19.9% of the shares of the Company's common stock issued and outstanding.

      D. Adjustment of Conversion Price. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Notes shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (i) In case the Company shall hereafter (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Conversion Price on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding (as defined below) on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (plus the aggregate conversion price of the convertible securities so offered) would purchase at the Conversion Price in effect immediately prior to the issuance, and the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding on such record date and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). For purposes of this Section 1D, "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (1) all shares of Common Stock of the Company that are outstanding at the time in question, plus (2) all shares of Common Stock of the Company issuable, directly or indirectly, upon conversion of all shares of preferred stock or other stock or other securities convertible into or exchangeable, directly or indirectly, for shares of Common Stock without the payment of additional consideration ("Convertible Securities") that are outstanding at the time in question. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (iii) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (i) above) or subscription rights or warrants (excluding those referred to in Subsection (ii) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the total number of Common Stock Equivalents Outstanding multiplied by the current market price per share of Common Stock, less (y) the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of Common Stock Equivalents Outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least two cents ($0.02) in such price; provided, however, that any adjustments which by reason of this Section 1D are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

          (v) All calculations under this Section 1D shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 1D to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the conversion price, in addition to those required by this Section 1D, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Notes).

          (vi) In the event that at any time, as a result of an adjustment made pursuant to Subsection (i) above, the Payee thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (i) to (v), inclusive above.

      E.  Mechanics of Conversion.

          (i) Before this Note converts pursuant to Section 1A(i) or 1B hereof, the Company shall deliver to the Payee at its address appearing on the records of the Company a written notice of the imminent conversion of this Note (the "Conversion Notice"), requesting surrender of this Note for cancellation and written instructions regarding the registration and delivery of certificates for the Conversion Shares. In the event the Payee receives a Conversion Notice, the Payee shall be required to surrender this Note for cancellation within five business days of the Conversion Notice (the "Conversion Date"), but the failure of the Payee so to surrender this Note shall not affect the conversion of the outstanding Principal Amount into Conversion Shares, provided that if the Note is not surrendered, an affidavit of lost note shall be provided. No holder of this Note shall be entitled upon conversion of this Note to have the Conversion Shares registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of this Note. In the event the Payee does not provide the Company with written instructions regarding the registration and delivery of certificates for the Conversion Shares, the Company shall issue such shares in the name of the Payee and shall forward such certificates to the Payee at its address appearing on the records of the Company. The person entitled to receive the Conversion Shares shall be deemed to have become the holder of record of such shares at the close of business on the Conversion Date and the person entitled to receive share certificates for the Conversion Shares shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. The Company may rely on record ownership of this Note for all corporate purposes, notwithstanding any contrary notice. After the Conversion Date, this Note shall, until surrendered to the Company, represent the right to receive the Conversion Shares and any cash payment described in Section 1F; provided, however, that the Company shall have no obligation to issue the Conversion Shares until the Payee has delivered either this Note or an affidavit of loss.

          (ii) Before the Payee shall be entitled to convert this Note into the Conversion Shares pursuant to Section 1A(ii) hereof, the Payee shall surrender this Note, duly endorsed, at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert some or all of the Principal Amount of the same and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Payee, a certificate or certificates for the number of Conversion Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities as of such date. If less than the entire Principal Amount is converted, the amount converted shall be treated as a payment of the Principal Amount in the order of maturity.

      F. Cash Payments. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of the Principal Amount of this Note would result in the issuance of a fractional share of Common Stock the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note based upon the applicable conversion price.

      G. Stamp Taxes, etc. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company's satisfaction that such tax has been paid.

      H. Validity of Stock. All shares of Common Stock that may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and fully paid and non-assessable.

   2. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt (as hereinafter defined)), that the payment of principal of, and interest on, this Note is hereby expressly subordinated in right of payment to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company hereafter incurred or created. "Senior Debt" means, collectively, (i) all Indebtedness for Borrowed Money (and all renewals, extensions, refundings, amendments and modifications of any such Indebtedness for Borrowed Money); and
(ii) secured payment obligations of the Company to the holders of the 7% Senior Subordinated Secured Convertible Notes, issued in September and October 2002 (the "Senior Notes").

     The provisions of this Section 2 are not for the benefit of the Company, but are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Notes, on the other hand. Nothing contained herein (i) shall impair, as between the Company and the holder of this Note, the obligations of the Company, which are absolute and unconditional, to pay to the holder hereof all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof or (ii) is intended to or shall affect the relative rights of the holder of this Note and the creditors of the Company, or (iii) shall prevent the holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default under this Note as set forth in these subordination provisions.

     "Indebtedness for Borrowed Money" means (i) all secured payment obligations of the Company to a bank, insurance company, finance company or other institutional lender or other entity regularly engaged in the business of extending credit in the form of borrowed money, in respect of extensions of credit to the Company (or to a subsidiary of the Company to the extent such obligations are guaranteed by the Company pursuant to a written guarantee executed by the appropriate officers of the Company) or any pledgor or guarantor of letters of credit posted on behalf of the Company and (ii) all obligations, contingent or otherwise, relative to the face amount of all asset-based letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of the Company (other than such as may be for the benefit of an affiliate of the Company).

   3. Computation of Interest. All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding).

      A. Base Interest Rate. Subject to Sections 3B below, the outstanding Principal Amount shall bear interest at the rate of eight percent (8%) per annum.

      B. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

   4. Covenants of Company.

      A. Affirmative Covenants. So long as this Note shall be outstanding, the Company covenants and agrees to the following:

          (i) Taxes and Levies. The Company will promptly pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested.

          (ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company or otherwise in connection with an acquisition of the Company.

          (iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business.

          (iv) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with consistent past practices.

          (v) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

       B. Negative Covenants. So long as this Note shall be outstanding, the Company covenants and agrees to the following:

          (i) Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any corporation or entity, except that (1) any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof) and (2) the Company may complete a merger or consolidation if the surviving entity has cash and cash equivalents and/or net assets which are either (a) equal to or greater than the then outstanding Principal Amount and accrued interest on the Notes or (b) equal to or greater than the Company's cash and cash equivalents and/or net assets immediately prior to such merger or consolidation.

          (ii) Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or substantially all of its properties or assets to any person or entity other than in connection with a transaction covered by clause (i) above unless this Note is repaid in full prior to or in connection with such transaction; provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of

               (a) capital goods which are obsolete or have no remaining useful life; or

               (b) finished goods inventories.

          (iii) Transactions with Affiliates. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company (including officers, directors and shareholders owning 3% or more of the Company's outstanding capital stock), except (a) transactions valued at less than $25,000 entered into in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company, (b) transactions with Commonwealth or any of its affiliates, or (c) transactions approved by a majority of the independent members of the Board of Directors.

          (iv) Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any state thereof or any agency thereof, obligations guaranteed by the United States of America or any state thereof and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000; provided, however, that nothing contained in this clause (iv) shall preclude the Company from making acquisitions, organizing and making advances to subsidiaries, and entering into joint ventures or other business arrangements for the purpose of expanding its business.

          (v) Proration of Payments. The Company shall not make or permit any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the Principal Amount or interest payable hereunder in excess of the Payee's pro rata share of payments then being made in respect of all Notes.

          (vi) Indebtedness. Except for the Subsequent Financing (as defined herein), and for Indebtedness for Borrowed Money, the Company will not create, incur, assume or suffer to exist, contingently or otherwise, any other indebtedness for borrowed money that is either (i) senior in right of payment to the Notes, or (ii) at the time of incurrence would preclude the timely repayment of this Note or otherwise render the Company unable to pay its debts as they become due.

          (vii) Negative Pledge. The Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                (a) Liens granted to secure indebtedness incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

                (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with consistent past practices shall have been set aside on its books;

                (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with consistent past practices shall have been set aside on its books;

                (d) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (e) judgment Liens in existence less than sixty (60) days after the entry thereof or with respect to which execution has been stayed;

                (f) rights of return granted by the Company to supply houses;

                (g) ground leases in respect of real property on which facilities owned or leased by the Company or any of its subsidiaries are located;

                (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole;

                (i) any interest or title of a lessor secured by a lessor's interest under any lease of real property on which facilities owned or leased by the Company or any of its subsidiaries are located;

                (j) leases or subleases granted to others not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole;

                (k) a Lien on any asset securing indebtedness (including capitalized lease obligations) incurred or assumed for the purpose of financing the purchase price (including capitalized lease payments in the nature thereof) of such asset, provided that such Lien attaches only to the asset acquired with the proceeds of such indebtedness and attaches concurrently with or within ten
(10) days following the acquisition thereof;

                (l) Liens with respect to the Senior Debt.

          (viii) Dividends. The Company will not declare or pay any dividends or distributions on its outstanding capital stock other than as may be provided for in any currently existing certificates of designation or certificates of amendment with respect to shares of preferred stock.

          (ix) Acceleration of Payments. The Company shall not make any accelerated payment under any agreement, lease, loan or any other similar instrument, whether due to settlement, entry of judgment or otherwise, which shall exceed $50,000 in any one instance or $100,000 in the aggregate. Notwithstanding the preceding sentence, the Company shall be permitted to pay the accounts payable reflected on the balance sheet of the Company contained in the most recently filed Quarterly Report on Form 10-Q and other payables which are incurred in the ordinary course of business.

          (x) Executive Compensation and Retention. Except as the Company may be obligated to do pursuant to any existing employment agreement and except for options and bonuses to be granted to executive officers, as set forth in the Company's public filings, the Company shall not increase the cash or non-cash compensation payable to [Nickolas A. Branica], Kenneth M. Clinebell, Ralph R. Dyer, Neil P. Lichtman and Carla K. Luke, or hire any new senior executives without the approval of the majority of the independent members of the Board.

          (xi) Issuance of Securities. Except as otherwise provided for herein, the Company shall not, without the prior written consent of the Required Holders (as defined herein), issue any securities that are redeemable or otherwise provide for cash payments to the holders thereof if such payments can be made prior to the Maturity Date.

   5.  Events of Default.

       A. The term "Event of Default" shall mean any of the events set forth in this Section 5A:

          (i) Non-Payment of Obligations. The Company shall default in the payment of the Principal Amount when and as the same shall become due and payable, whether by acceleration or otherwise, or shall default in the payment of accrued interest on this Note which default shall not be cured within ten
(10) business days after the applicable Interest Payment Date.

          (ii) Non-Performance of Affirmative Covenants. The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 4A, which default shall continue uncured for ten
(10) days.

          (iii) Non-Performance of Negative Covenants. The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 4B.

          (iv) Non-Performance of Other Obligations. The Company shall default in the due observance or performance of any other material covenant or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, which default shall continue uncured for ten (10) days after such default has been discovered by the Company.

          (v) Bankruptcy, etc. The Company shall:

              (a) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

              (b) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

              (c) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

              (d) take any corporate or other action authorizing or in furtherance of, any of the foregoing.

          (vi) Breach of Representations or Warranties. Any material representation or warranty of the Company contained in the Subscription Agreement or Warrants is or shall be incorrect in any material respect when made.

          (vii) Cross-Acceleration. Any indebtedness for borrowed money of the Company or any subsidiary in an aggregate principal amount exceeding $50,000
(1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (2) shall not be paid as and when the same becomes due and payable, including any applicable grace period.

          (viii) Cross-Default. The occurrence of an Event of Default under the Senior Debt.

       B. Action if Bankruptcy. If any Event of Default described in clauses
(v)(a) through (c) of Section 5A shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

       C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (v)(a) through (c) of Section 5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holders may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of this Note, together with interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

       D. Remedies. Subject to the provisions of Section 5C and 7A hereof, in case any Event of Default shall occur and be continuing, the Required Holders (as defined herein) may proceed to protect and enforce their rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holders shall determine.

   6.  Amendments and Waivers.

       A. The provisions of this Note, including, but not limited to, any conversion terms of the Note, any waiver of the restrictive covenants or adjustment provision and any change to a conversion price, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Holders of not less than 50% in Principal Amount of the Notes then outstanding (the "Required Holders"); provided, however, that no such amendment, modification or waiver which would
(i) modify this Section 7A, (ii) extend the Maturity Date for more than one year, or (iii) reduce the Principal Amount or any amounts payable hereunder or
(iv) not be uniform and non-discriminatory as to any particular Note, shall be made without the consent of the Payee of each Note so affected.

       B. Except as provided herein, no failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

       C. To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

       D. After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Payee a copy thereof.

   7.  Miscellaneous.

       A. Registered Holder. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all Holders or transferees of the Note not registered at the time of sending the communication.

       B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note and the Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in New York County or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

       C. Notices. Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

              If sent to Payee, notices shall be sent to the address set forth in the Subscription Agreement.

              If sent to the Company, notices shall be sent to the following address:

              Comdial Corporation
              106 Cattlemen Road
              Sarasota, Florida 34232
              Attention: Kenneth M. Clinebell

       D. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

       E. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION

WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASE OF THIS NOTE.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.

                                        COMDIAL CORPORATION

                                        By
                                          -------------------------------------
                                          Name: Kenneth M. Clinebell
                                          Title: Chief Financial Officer

                                    EXHIBIT B

                             FORM OF BRIDGE WARRANT

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               COMDIAL CORPORATION

     This is to Certify That, FOR VALUE RECEIVED, __________ or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Comdial Corporation, a Delaware corporation (the "Company"), Two Hundred Thousand (200,000) fully paid, validly issued and nonassessable shares of the common stock of the Company ("Common Stock") at an exercise price of $3.38 per share (the "Exercise Price") at any time or from time to time during the period from February 17, 2004 through February 17, 2007 (the "Exercise Period"). The shares of Common Stock deliverable upon such exercise, are hereinafter sometimes referred to as "Warrant Shares". This Warrant, together with warrants of like tenor, constituting in the aggregate warrants (the "Warrants") to purchase up to a maximum of 2,000,000 shares of Common Stock (including the over-allotment), is being issued in connection with a private placement of the Company's securities through Commonwealth Associates, L.P., as placement agent.

     (a) EXERCISE OF WARRANT.

         (1) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to termination of the Exercise Period, the Holder shall have the right to exercise this Warrant commencing at such time through the termination of the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee and bearing a restrictive legend substantially similar to the one set forth on the front page of this Warrant. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. As of the end of business on the date of receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

         (2) At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant

Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a properly prepared notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder as soon as practicable following the Exchange Date and, if deemed appropriate by the Company, bearing a restrictive legend substantially similar to the one set forth on the front page of this Warrant. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less
(ii) the number of Warrant Shares equal to the quotient obtained by dividing
(A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall be determined pursuant to Section (c) below, except that for purposes hereof, it shall be calculated to reflect the average closing price for the five days immediately preceding the date of the Notice of Exchange.

     (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of the Warrants such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

     (c) FRACTIONAL SHARES. No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

         (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on such trading day or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but are traded in the over-the-counter market, the current market value shall be the mean of the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for such trading day; or


         (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) COMPANY'S RIGHT TO REDEEM WARRANT. The Company shall have the right, subject to the prior satisfaction of the conditions precedent set forth in Section (e), upon delivery of written notice to the holder ("Redemption Notice"), to redeem any then unexercised portion, in whole or in part, of this Warrant (a "Warrant Redemption"). The Warrant Redemption may be exercised by the Company by delivering the payment of the Warrant Redemption Price (as defined below) for the number of Warrant Shares issuable upon exercise of the Warrant being redeemed to the holder of his Warrant at the address of the holder provided to the Company, together with the Redemption Form attached hereto, duly completed and signed. The Warrant Shares issuable upon exercise of the Warrant being redeemed under this Section (d) shall be and are deemed to be redeemed by the Company as of the close of business on the latest date on which the Redemption Form is delivered to the holder (which must be at least five Business Days after the Redemption Notice is given) and payment made therefor. Upon receipt of the payment and the duly completed and signed Redemption Form, the holder shall deliver this Warrant to the Company within three Business Days thereafter. The Warrant Redemption Price shall mean $.01 per Warrant Share issuable upon exercise of the Warrant being redeemed.

     (e) CONDITIONS PRECEDENT TO COMPANY'S REDEMPTION RIGHTS. The Company's right to redeem this Warrant as described above is subject to the satisfaction of the following conditions:

         (1) Minimum Closing Price. The closing price of the Common Stock is at least $6.76 for twenty (20) consecutive trading days immediately preceding the date on which the Redemption Notice and payment is delivered to the Holder.

         (2) Common Stock Listing. The Common Stock is trading on the NASDAQ Small Cap, National Market System or a national securities exchange.

         (3) The average daily trading volume during such 20 day period equals or exceeds 50,000 shares.

         (4) Effective Registration. The Warrant Shares issuable upon exercise of the Warrant, are covered under an effective registration statement, unless such registration statement is no longer required for the holder of the Warrant Shares to sell the Warrant Shares.

     (f) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed by the Holder and funds sufficient to pay any transfer tax delivered by the Holder, the Company shall, without charge, subject to the Holder's compliance with the restrictive legend set forth on the front page of this Warrant, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term "Warrants" as used herein includes any warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (g) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     (h) ADJUSTMENT AND ANTIDILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) or (4) below, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted to the number of Warrant Shares resulting from multiplying the number of Warrant Shares ini-tially issuable upon exercise of this Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

         (3) In the event that at any time, as a result of an adjustment similar to any adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

         (4) Except as otherwise provided in this Section (h), if and whenever after the initial issuance of this Warrant, for a period of six months from the date of the Initial Closing, as defined in the Bridge Financing Subscription Agreement (the "Subscription Agreement") dated the date hereof between the Company and the Holder, the Company issues or sells, or in accordance with Section (h)(5) hereof is deemed to have issued or sold, any shares of Common Stock, or any other securities convertible into, exchangeable for, or exercisable into shares of Common Stock, for a consideration per share (including any conversion price or exercise price) less than the then current Exercise Price on the date of issuance (each, a "Dilutive Issuance"), then effective immediately upon such Dilutive Issuance, the Exercise Price will be adjusted (lower only) to the consideration per share in such Dilutive Issuance.

         (5) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding prior to or on the date of issuance of this Warrant; (ii) upon the grant, purchase or exercise of any stock or options which may hereafter be granted, purchased or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future; (iii) upon the exercise of the Warrants pursuant to their terms; or (iv) upon the issuance of any securities in connection with a merger, consolidation, acquisition, or similar transaction.

         (6) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than $0.02 of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $0.02 of such Exercise Price.

         (7) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

     (i) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (j) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction and to the extent reasonably deemed necessary, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (h) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

     (k) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The holders of the Warrants and the Warrant Shares or their transferees (other than a transferee who acquires shares pursuant to Rule 144 or an effective registration statement) shall be entitled to the registration rights set forth in the Subscription Agreement. The provisions of Article V of the Subscription Agreement are incorporated herein by reference as if fully set forth herein.

     (l) MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, if such amendment, modification or waiver is applicable to all of the Warrants and is in writing and consented to by the Company and the holders of at least a majority of the outstanding Warrants and Warrant Shares and such amendment, modification or waiver shall be binding upon the holder of this Warrant (and any assignee thereof) regardless of whether the holder consented to such amendment, modification or waiver; provided that nothing shall prevent the Company and a Registered Holder from consenting to modifications to this Warrant which affect or are applicable to such Registered Holder only.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer.

                                        COMDIAL CORPORATION

                                        By:
                                           -------------------------------------
                                           Kenneth M. Clinebell,

                                           Senior Vice President and Chief
                                           Financial Officer

Dated: February 17, 2004

                                  PURCHASE FORM

                                                    Dated ______________________

(1) The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________ shares of Common Stock of Comdial Corporation (or such number of shares of Common Stock or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2) The undersigned elects to exercise the within Warrant on a cashless basis pursuant to the provisions of Section (a)(2) of the Warrant by checking below:

       _____ check if cashless exercise; or

(3) The undersigned encloses herewith a bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(4) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full       Address(es)         Number of Shares        S.S. or IRS #
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


-------------------------------
Signature of Subscriber


-------------------------------
Print Name

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, __________ hereby sells, assigns and transfers unto


Name _______________________________________
(Please typewrite or print in block letters)


Address ____________________________________

the right to purchase Common Stock represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date _______________________________________


Signature __________________________________

                                 Redemption Form
               TO BE EXECUTED BY COMDIAL CORPORATION. TO EXERCISE
                              ITS REDEMPTION RIGHTS


     Comdial Corporation, a Delaware corporation (the "Company") hereby exercises its right to redeem ________ of the shares of Common Stock ("Warrant Shares") of the Company evidenced by the Company Warrant Number __________ (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Satisfaction of Conditions Precedent. The Company hereby represents to the holder all of the conditions precedent to the redemption evidenced hereby and set forth in Section (e) of the Warrant have been satisfied.

2. Number of Warrant Shares Redeemed. The Company hereby redeems __________ Warrant Shares.

3. Payment of Warrant Redemption Price. Enclosed herewith is the sum of $__________ in immediately available funds, representing the Warrant Redemption Price.

Date:                                  COMDIAL CORPORATION

                                       By: ____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT C

                      FORM OF AMENDMENT TO THE SENIOR NOTES

                         AGREEMENT TO AMEND SENIOR NOTES

     THIS AGREEMENT (the "Agreement") dated February , 2004 by and between COMDIAL CORPORATION, a Delaware corporation as issuer (the "Issuer") and each of the undersigned, as holders of certain notes (each a "Holder" and collectively the "Majority Holders").

                                   WITNESSETH

     WHEREAS, each of the Holders are a holder of certain 7% Senior Subordinated Secured Convertible Notes of the Issuer, with a Maturity Date of September 27, 2005 (or earlier upon the occurrence of certain events) (the "Notes") which Notes were issued pursuant to subscription agreements in September and October 2002;

     WHEREAS, the Issuer desires to extend the Maturity Date of the Notes for one year;

     WHEREAS, in consideration for such extension, the Issuer has agreed to have a conversion feature added to the Notes, allowing the Noteholders to convert the Notes into common stock of the Issuer (the "Note Shares") at conversion price of $3.38 per share, for a limited time, as described herein;

     WHEREAS, the Issuer also desires to amend the automatic conversion provisions of the Notes, as described herein;

     WHEREAS, the Issuer has agreed to grant the Holders certain registration rights, as described herein (the "Registration Rights");

     WHEREAS, the Issuer has agreed to add the definition of "Holder" to the Notes in order to clarify the meaning, as used therein;

     WHEREAS, the Issuer wishes to restate the Notes to reflect the 15-to-1 reverse stock split which was effective on November 26, 2002 (the "Reverse Stock Split");

     WHEREAS, Section 7 of the Notes requires that the consent of more than 50% of the Holders be amend the Notes (the "Required Consents");

     WHEREAS, pursuant to this Agreement, the Majority Holders and the Issuer are approving the extension to the Maturity Date, the addition of the additional conversion option, the changes to the automatic conversion terms, the addition of a definition of "Holder," the addition of Registration Rights and amendments to reflect the Reverse Stock Split (collectively, the "Note Amendments"); and

     WHEREAS, the Issuer and the Majority Holders are entering into this Agreement in order to comply with the provisions of Section 7 of the Notes.

     NOW THEREFORE, in consideration of the promises contained herein, the parties hereto agree as follows:

1.   Interpretation

     1.1 All capitalized terms not expressly defined herein and which are defined in the Notes, shall have the same meanings contained in the Notes when used in this Agreement

     1.2 A reference in this Agreement to a clause is, unless otherwise stated, a reference to a Clause hereof. Clause headings are for ease of reference only.

2.   Change to the Terms of the Notes

          With effect from the Effective Date each of the parties hereto resolves to:

          (i) change Section (i) of the definition of the Maturity Date to September 27, 2006;

          (ii) add the following definition to the preamble of the Notes:

               ""Holder" means the Payee or each successive holder of this Note."

          (iii) to delete Section 6.A. of the Note in its entirety and replace with the following:

              "A. Automatic Conversion. The Company shall have the right, at its sole discretion, to convert the outstanding Principal Amount into Common Stock at a conversion price equal to $4.95 per share (the "Automatic Conversion Price"), subject to adjustment pursuant to
          Section 6D, if: (i) the average closing price per share of the Company's Common Stock equals or exceeds $10.00 for twenty (20) consecutive trading days ending within five days of the notice to the Holder of conversion pursuant to this Section 6A; (ii) the average daily trading volume during such 20 day period equals or exceeds 50,000 shares; (iii) the Common Stock is then trading on the Nasdaq SmallCap Market, the Nasdaq National Market or a national securities exchange; (iv) either a registration statement covering the resale of the Conversion Shares has been declared effective by the Securities and Exchange Commission and remains effective or Rule 144(k) is available for resale of the Conversion Shares; and (v) the Conversion Shares are not subject to any contractual restrictions on transferability with the Company, its underwriter or agent. Upon conversion of this Note pursuant to this Section 6A, all accrued and unpaid interest shall be due and payable in cash. The shares of Common Stock issuable upon conversion of this Note in accordance with Sections 6A and 6B hereof are referred to herein as the "Conversion Shares.""

          (iv) to delete Section 6.B. of the Note in its entirety and replace with the following:

              "B. Optional Conversion.

              (i) Optional Conversion by Holder. The Holder shall have the right, at its sole discretion, to convert all or a portion of the outstanding Principal Amount into Common Stock at a conversion price equal to $3.38 per share for a period commencing 20 calendar days after the filing of a definitive information statement containing shareholder approval of this section, as amended, in accordance with Regulation 14C under the Exchange Act (the "Approval Effective Date") and ending on the later of (i) March 31, 2004, or (ii) five business days after the Approval Effective Date.

              (ii) Optional Conversion Upon Certain Events of Default. In the event that the Company defaults in the payment of any Principal Amount under this Note when due (at the Maturity Date, by acceleration or otherwise), the Holder shall have the right, at its option, to convert all or any of the outstanding Principal Amount and any accrued but unpaid interest into shares of Common Stock at a conversion price per share equal to the lesser of (x) the Automatic Conversion Price and (y) 90% of the average closing price of the Common Stock for the five trading days immediately prior to the date of the notice of conversion (or, if the Common Stock has ceased trading, the average closing price for the last five available trading days). Upon cancellation of this Note pursuant to this
          Section 6B, all accrued and unpaid interest shall be due and payable in cash."

          (v) restate the Notes to reflect the effectiveness of the Reverse Stock Split.

3.   Interest Rate on Notes

     The Company and the Majority Holders hereby agree that the extension to the Maturity Date shall not be deemed to be an exercise of the Extension Option, as defined in the Notes, therefore the interest rate of the Notes will remain at 7% per annum.

4.   Registration Rights

     The Issuer hereby grants each of the Holders the right to have their Conversion Shares registered, in accordance with the registration rights described on Annex A, attached hereto.

5.   Benefit of Agreement

     Nothing contained in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors and the Holders from time to time of the Notes, any benefits or any legal or equitable rights, remedy or claim under this Agreement. The Note Amendments described herein shall only have effect on a particular Note, if the respective Holder of such Note has entered into this Agreement.

6.   Law

     This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

7.   Jurisdiction

     The parties hereto agree that the introductory paragraph defining Maturity Date and Section 6 of the Notes (as amended hereby) shall be deemed to have been incorporated into this Agreement and that the provisions of such Section shall apply, mutatis mutandis, to any legal action or proceedings arising out of or in connection with either this Agreement or the Notes, as they shall apply to any legal action or proceeding arising out of or in connection with the Notes.

8.   Counterparts

     This Agreement may be signed in any number of counterparts, each of which shall be an or original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and upon first above written.

                                        COMDIAL CORPORATION

                                        By:
                                           ___________________________________
                                           Name:
                                           Title:


                                        COMVEST VENTURE PARTNERS, L.P.

                                        By:
                                           ___________________________________
                                           Name:
                                           Title:


                                        SHEA VENTURES LLC

                                        By:
                                           ___________________________________
                                           Name:
                                           Title:


                                        ----------------------------------------
                                        ROBERT PRIDDY

                                                                        ANNEX A

                              REGISTRATION RIGHTS

     1. "Piggyback" Registration Rights. At any time, if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the 1933 Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all Holders of the Note Shares or shares underlying the Notes not yet converted (collectively the "Reserved Shares"). Upon the written request from any Holders (the "Requesting Holders"), within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Reserved Shares covered by such request (the "Requested Stock") held by the Requesting Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 1 shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on Reserved Shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The obligation of the Company under this Section 1 shall not apply after the earlier of (a) the date that all of the Reserved Shares have been sold pursuant to Rule 144 under the 1933 Act or an effective registration statement, or (b) such time as the Reserved Shares are eligible for immediate resale pursuant to Rule 144(k) under the 1933 Act.

     2. Demand Registration Rights.

        a. Right to Demand. At any time on or after August 2, 2004 (the "Expiration Date"), the holders of not less than a majority of the Reserved Shares then outstanding may make one written request to the Company for registration with the Securities and Exchange Commission under and in accordance with the provisions of the Securities Act of the Reserved Shares (a "Demand Registration"). Within ten (10) days after receipt of such request, the Company shall give written notice of such requested registration to all other holders of Reserved Shares, and will include in such registration all Reserved Shares with respect to which the Company has received written requests for inclusion within fifteen (15) days after the Company gives such notice. Unless expressly agreed to by the Holder, no securities of the Company or of any other Person other than Reserved Shares shall be included in a Demand Registration except pursuant to the exercise of any piggyback registration rights granted on or prior to the date hereof.

        b. Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, the Company will include in such Demand Registration only the number of securities which, in the opinion of such underwriter or underwriters, can be sold in such offering which securities shall be allocated on a pro rata basis among the Reserved Shares and such other securities requested to be included in such Demand Registration pursuant to the exercise of any piggyback registration rights granted on or prior to the date hereof.

     3. Registration Procedures. To the extent required by Sections 1 and 2 hereof, the Company will:

        a. prepare and file with the SEC a registration statement with respect to such securities, and use its reasonable best efforts to cause such registration statement to become and remain effective;

        b. prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

        c. furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

        d. use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

        e. notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

        f. notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

        g. prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holders;

        h. prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

        i. advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     The Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Reserved Shares, including completion of customary questionnaires. Failure to do so may result in exclusion of such Holders' Reserved Shares from the registration statement.

     4. Expenses.

        a. With respect to the any registration required pursuant to Sections 1 or 2 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

        b. The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4(a) above). Fees and disbursements of counsel for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders (on a pro rata basis if and to the extent required by state securities laws).